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                                                                  EXHIBIT 10.25




                      TERMINATION AND SETTLEMENT AGREEMENT

         THIS TERMINATION AND SETTLEMENT AGREEMENT ("Agreement") is entered into as of July 29 1996, by and among:
(1) VenStar Gold Ltd., a Bahamas corporation formerly known as Gazara Limited ("VenStar");
(2)      Venhold Investments (1994) Ltd., a Barbados corporation ("Venhold");
(3)      Lindley Associated S.A., a British Virgin Islands corporation
         ("Lindley");
(4) BPC Corp., a British Virgin Islands corporation ("BPC" and, collectively with Venhold, the "Buyers");
(5)      Golden Star Management Ltd., a Bahamas corporation ("GS Management");
(6) General Mining de Guayana C.A., a private company limited by shares and registered in Venezuela ("General");
(7) Krysos Mining S.A., a private company limited by shares and registered in Venezuela ("Krysos");
(8) Servicios Consultmin S.A., a private company limited by shares and registered in Venezuela ("Consultmin");
(9)      GenVen Holdings Ltd., a Bahamas Corporation ("GenVen");
(10)     KrysVen Holdings Ltd., a Bahamas Corporation ("KrysVen");
(11)     ConsultVen Holdings Ltd., a Bahamas corporation ("ConsultVen") and
(12) Venezuela Investments Ltd., a corporation organized and existing under the laws of Barbados ("VI"), with reference to the following facts:

         A. VenStar owns 100% of the issued and outstanding shares of GenVen, KrysVen and ConsultVen. GenVen, KrysVen and ConsultVen own 100% of the outstanding shares of General, Krysos and Consultmin, respectively. General and Krysos hold Rights or have entered into Agreements with respect to certain Areas which are considered prospective for gold and other minerals in Venezuela. The terms "Rights", "Agreements" and "Areas" have the meanings attributed thereto in the Stock Purchase Agreement (as defined below) and include any amendments or successor rights or agreements which may have been acquired, entered into or otherwise accrued or occurred since the date of the Stock Purchase Agreement. GenVen, KrysVen, ConsultVen, General, Krysos and Consultmin are sometimes collectively referred to herein as the "VenStar Subsidiaries".

         B. Pursuant to the terms of (i) that certain Stock Purchase Agreement dated as of July 7, 1994 among Lindley and the Buyers (as amended, the "Stock Purchase Agreement") and (ii) the "Trust Agreement" (as that term is defined in the Stock Purchase Agreement) among the Buyers, Lindley and Banco Mercantil, C.A., S.A.C.A. of Caracas (the "Bank"), Venhold agreed to purchase 8,100,000 (50.6%) of the issued and outstanding common shares of VenStar (the "Venhold VenStar Shares") and BPC agreed to purchase 1,500,000 (9.4%) of the issued and outstanding common shares of VenStar from Lindley (the "BPC VenStar Shares"). As of the date hereof, stock certificates representing 1,170,000 Venhold VenStar Shares have been issued in favor of Venhold and stock certificates representing 750,000 BPC VenStar Shares have been issued in favor of BPC. The remaining Venhold VenStar Shares to be purchased by Venhold and BPC VenStar Shares to be purchased by BPC are held in trust by the Bank pursuant to the Trust Agreement.

         C. Pursuant to the terms of that certain Shareholders Agreement of Gazara Limited (VenStar Gold Ltd.) dated as of April 8, 1994 and effective July 7, 1994 among VenStar, Lindley, Venhold and BPC (as amended, the "VenStar SH Agreement"), VenStar, Lindley, Venhold and BPC set forth certain terms for the conduct of the business and affairs of VenStar. Among other things, the VenStar SH Agreement provided for the issuance of preferred shares to Lindley, Venhold and BPC in

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proportion to their respective contributions to the capital of VenStar (the
"VenStar Preferred Shares"). As of the date hereof, 2,054,004.8 VenStar Preferred Shares have been issued in favor of Lindley, 2,301,230.4 have been issued in favor of Venhold and 482,691.2 have been issued in favor of BPC.

         D. As of the date hereof, the outstanding common shares of Venhold are owned approximately 82% by VI and 18% by BPC. Pursuant to the terms of that certain Shareholders Agreement of Venhold Investments (1994) Ltd. dated as of April 8, 1994 and effective July 7, 1994 among Venhold, VI and BPC (the "Venhold SH Agreement"), Venhold, VI and BPC set forth certain terms for the conduct of the business and affairs of Venhold. Among other things, the Venhold SH Agreement provides for the issuance of preferred shares to VI and BPC in proportion to their respective contributions to the capital of Venhold (the "Venhold Preferred Shares"). As of the date hereof, (i) 960,000 common shares of Venhold have been issued in favor of VI, (ii) 210,000 common shares have been issued in favor of BPC, (iii) 1,113,472 Venhold Preferred Shares have been issued in favor of VI and 764,508 Venhold Preferred Shares have been issued in favor of BPC. Additionally, VI is entitled to 423,249.6 additional Venhold Preferred Shares, relating to the most recent cash call, which have not been issued as of the date hereof.

         E. Pursuant to the terms of that certain Management Agreement dated July 7, 1994 among VenStar, Lindley, Venhold, BPC, the VenStar Subsidiaries and GS Management (the "Management Agreement"), the said parties set forth, among other things, the terms pursuant to which GS Management would perform management services with respect to the exploration and related activities of the parties on the Areas and in the Republic of Venezuela generally.

         F. Section 8.4 of the Stock Purchase Agreement provides as a cause of termination the failure by VenStar or one of the VenStar Subsidiaries to obtain the vein or hard rock mineral rights (the "Veta Rights") to the Valle Hondo concession (one of the Areas covered by certain of the Rights) by January 7, 1995. In the event they failed to do so, the Buyers were entitled to "unwind" the VenStar purchase by "putting" (or selling) their Venhold VenStar Shares, BPC VenStar Shares and VenStar Preferred Shares, respectively, back to Lindley in exchange for the payment by Lindley to the Buyers of (i) all amounts paid by the Buyers toward the purchase price of the Venhold VenStar Shares and the BPC VenStar Shares through the date of exercise of the "put" and (ii) all amounts contributed by the Buyers to VenStar pursuant to cash calls for operations and for which VenStar Preferred Shares have been issued or are pending issuance through the date of exercise of the "put". Alternatively, the Buyers could elect to extend the time for acquiring the Veta Rights for an additional six month period, to July 7, 1995. By a notice to Lindley dated December 16, 1994, the Buyers elected to extend the period for acquiring the Veta Rights to July 7, 1995.

         G. As of July 7, 1995, the Veta Rights had not been acquired. Pursuant to a letter dated July 11, 1995, the Buyers gave Lindley notice of their election to exercise the "put" and terminate the Stock Purchase Agreement and the VenStar SH Agreement based on the failure of VenStar and the VenStar Subsidiaries to timely obtain the Veta Rights. Pursuant to a letter dated July 12, 1995, GS Management gave Lindley notice of its election to terminate the Management Agreement, for the same reason, in accordance with section 11.2.7 thereof.

         H. Venhold has paid Lindley $731,250 toward the purchase of the Venhold VenStar Shares (of which $131,250 corresponds indirectly to BPC) and has made cash contributions to VenStar in the amount of $1,438,269 (of which $477,818 corresponds indirectly to BPC). BPC has paid Lindley $468,750 directly toward the purchase of the BPC VenStar Shares and has made direct cash contributions to VenStar in the amount of $301,682.





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         I.      Pursuant to the Stock Purchase Agreement, based on the
exercise of the "put" by the Buyers, Lindley is obligated to repay $2,169,519 to Venhold (of which $609,068 corresponds indirectly to BPC) and U.S.$770,432 to BPC directly. Concurrently with such payment, the Buyers are obligated to transfer to Lindley all right, title and interest of the Buyers in the Venhold VenStar Shares (including those held by the Bank pursuant to the Trust Agreement), the BPC VenStar Shares (including those held by the Bank pursuant to the Trust Agreement) and the VenStar Preferred Shares.

         J. Notwithstanding paragraph I above, Lindley and BPC have entered into a separate arrangement among themselves pursuant to which, among other terms and conditions agreed among Lindley and BPC separately, BPC will retain its BPC VenStar Shares and its VenStar Preferred Shares in exchange for forgoing its right to reimbursement of the amounts to which it is entitled under the exercise of the "put", both directly and indirectly through Venhold.

         K. In connection with the termination of the Management Agreement certain amounts have been claimed by GS Management to reimburse amounts advanced by it towards operating costs on behalf of VenStar and the VenStar Subsidiaries pursuant to the Management Agreement. Such amounts have not been agreed upon by Lindley and/or BPC.

         L. The parties desire to enter into this Agreement to settle all existing claims and disputes and to avoid any future claims, disputes or litigation which may arise therefrom, and to set forth, among other things, the terms and conditions of (i) the payment of the amounts owing to Venhold under the "put" (exclusive of amounts indirectly attributable to BPC), (ii) the transfer to Lindley of all Venhold VenStar Shares, all VenStar Preferred Shares held by Venhold and all rights of Venhold thereto, (iii) the final payment and settlement of all amounts which may be owed to GS Management under the Management Agreement and (iv) the final termination of the Stock Purchase Agreement, the VenStar SH Agreement, the Management Agreement, the Trust Agreement and the Venhold SH Agreement and the relinquishment and waiver by all parties of any and all claims with respect thereto. Venhold, VI, GS Management and BPC are sometimes collectively hereinafter referred to as the "Buyer Group" and Lindley, VenStar and the VenStar Subsidiaries are sometimes collectively hereinafter referred to as the "Seller Group".

         M. Golden Star Resources Ltd. ("GSR"), Lindley and BPC have also entered into that certain Escrow Agreement dated July 9, 1996 (the "Escrow Agreement") whereby Lindley will deposit the amount mentioned in 3.1 below in escrow pending the closing of the termination and settlement transaction. Venhold and GS Management, both affiliates of GSR, acknowledge that GSR will receive the above-mentioned amount placed in escrow on their behalf.

         NOW, THEREFORE, for valuable consideration, and in consideration of the reciprocal mutual promises, agreements and waivers contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals. The Recitals set forth in paragraphs A through L above, inclusive, are hereby incorporated into and made a part of this Agreement by this reference. Each of the parties hereto hereby acknowledges and agrees that said Recitals are true and correct.

2. Closing. The transaction contemplated by this Agreement shall be consummated (the "Closing") on or before July 30, 1996 (the "Closing Date"). The Closing shall take place at the offices





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of GS Management in Denver, Colorado on the Closing Date, unless the parties mutually agree in writing to extend the Closing Date or change the location of the Closing.

3.       Lindley's Obligations.   Lindley shall:

         3.1 Pursuant to the Escrow Agreement between GSR, Lindley and BPC, prior to Closing, wire-transfer immediately available funds in the amount of U.S.$1,262,559.36 (the "Funds") to the Escrow Account as more particularly set out in the Escrow Agreement.

         3.2 At Closing, provided that on or before the Closing Date Buyers have materially complied with each and all of their obligations set forth herein, Lindley shall:

                 3.2.1 Along with GSR and BPC instruct the Escrow Holder in writing to release the Funds as more particularly set out in the Escrow Agreement.

                 3.2.2 Authorize the withdrawal of U.S.$ 337,440.64 from the VenStar account No. 1018025606 with Norwest Bank, N.A. The wire transfer of the funds in 3.1 above shall constitute such authorization.

The amounts in 3.1 and 3.2.2 constitute the sole consideration that the Buyer Group, excluding BPC, and including any and all affiliates, subsidiaries and/or related companies is entitled to and will receive from the Seller Group as total compensation arising from or pursuant to the Stock Purchase Agreement, the VenStar SH Agreement and the Management Agreement, and in total satisfaction of all outstanding amounts, and the receipt and sufficiency of which is expressly hereby acknowledged by Venhold, GS Management and their affiliates, subsidiaries and related companies. If applicable, any adjustment between Lindley and BPC in connection with this credit will be made between Lindley and BPC in a separate agreement.

         3.3 Assume full responsibility for all unpaid and ongoing obligations of VenStar and the VenStar Subsidiaries, including, without limitation, any obligations arising out of those certain drilling contracts among certain VenStar Subsidiaries and Major Drilling International or any of its affiliates and all charges of the registered agent/corporate secretary of VenStar and the VenStar Subsidiaries. Evidence of the payment of any of these obligations which are due and payable before the Closing Date shall be provided by the Seller Group at or prior to the Closing.

         3.4 Execute this Agreement and cause VenStar and each of the VenStar Subsidiaries to do the same and to provide the Buyer Group with three
(3) fully executed originals hereof.

4. Venhold's Obligations. At Closing, provided that on or before the Closing Date Lindley has materially complied with each and all of its obligations set forth herein, Venhold shall:

         4.1 Deliver to Lindley share certificates representing (a) 1,170,000 Venhold VenStar Shares, (b) 2,301,230.4 VenStar Preferred Shares issued or endorsed in favor of Venhold, duly endorsed for transfer to Lindley, and free and clear of any liens, claims, encumbrances, or other rights of third parties and (c) 2,054,004.8 VenStar Preferred Shares originally issued in favor of Lindley and in the possession of Venhold. Any common and/or preferred share interest to be earned by BPC in VenStar shall be provided for and evidenced in a separate agreement between Lindley and BPC.





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         4.2     Execute this Agreement and to cause VI and GS Management to do the same and to deliver three (3) fully executed originals hereof to the Seller Group.

         4.3 Deliver or cause to be delivered to Lindley the resignation, substantially in the form attached hereto as Exhibit A-1 or A-2, as applicable, of all officers and directors of VenStar and the VenStar Subsidiaries who were selected by or who are representatives of Venhold (due to the ownership of VI therein) and GS Management, the names of which officers and directors are set forth in Exhibit A-3 attached hereto.

         4.4 Execute an original letter, substantially in the form attached hereto as Exhibit B, instructing the Bank to deliver all Venhold VenStar Shares in its possession pursuant to the Trust Agreement to Lindley.

         4.5 Execute an original letter, substantially in the form attached hereto as Exhibit C, to the office of Coopers & Lybrand, Nassau, Bahamas, the acting corporate secretary and transfer agent of VenStar, (a) informing it of the new directors of VenStar, (b) informing it that Venhold no longer has any ownership or other interest in VenStar, and (c) instructing it to take any and all further actions with respect to VenStar only from the newly named directors of VenStar.

         4.6 Provide, together with GS Management, the originals or, where no originals are available, copies of all corporate and formation documents, minutes of shareholders meetings and board of directors meetings and powers of attorney, if any, relating to VenStar or any of the VenStar Subsidiaries, which are in its possession, in accordance with the list set forth on Exhibit D-1 attached hereto.

         4.7 Cause, together with GS Management, Coopers & Lybrand, Nassau, Bahamas to provide (a) a letter dated on or around the Closing Date, substantially in the form attached hereto as Exhibit D-2, certified by a duly authorized representative, setting forth (i) the originals of all corporate and formation documents of VenStar and its Bahamian subsidiaries (the "Bahamian Companies"), which are in its possession, (ii) a complete description of all common and preferred shares issued by each of the Bahamian Companies since July 7, 1994 through the date of the letter and (iii) certified copies of all shareholders meetings and board of directors meetings of the Bahamian Companies since July 7, 1994 through the date of the letter and (iv) all powers of attorney, if any, granted by each of the Bahamian Companies since July 7, 1994 through the date of the letter and (b) a certificate of good standing for each of the Bahamian Companies dated within 180 days prior to the Closing.

         4.8 Provided that BPC has complied with all of its obligations set forth herein:

                 4.8.1 Execute this Agreement and to cause VI and GS Management to do the same and to deliver three (3) fully executed originals hereof to BPC.

                 4.8.2 Deliver to BPC share certificates representing (a) 499,508 Venhold Preferred Shares originally issued in favor of BPC and in the possession of Venhold, so that BPC can endorse them over to VI as provided in section 5.3.1 below, (b) 482,691.2 VenStar Preferred Shares originally issued in favor of BPC and in the possession of Venhold.

5. BPC's Obligations. At Closing, provided that on or before the Closing Date Lindley has complied with each and all of its obligations set forth herein, BPC shall:





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         5.1     Execute this Agreement and to deliver three (3) fully executed originals hereof to Lindley on behalf of the Seller Group and three (3) fully executed originals hereof to VI on behalf of Venhold and GS Management.

         5.2 Take all actions which may be necessary in its capacity as a shareholder of Venhold, if any, to enable Venhold to fulfill its obligations under this Agreement.

         5.3 Provided that Venhold has complied with all of its obligations set forth herein:

                 5.3.1 Deliver to VI share certificates representing (a) 210,000 common shares of Venhold previously issued or endorsed in favor of BPC, duly endorsed for transfer to VI, free and clear of any liens, claims, encumbrances, or other rights of third parties and (b) 265,000 Venhold Preferred Shares issued in favor of BPC, duly endorsed for transfer to VI, and free and clear of any liens, claims, encumbrances, or other rights of third parties. Additionally, BPC will endorse for transfer to VI, free and clear of any liens, claims, encumbrances, or other rights of third parties, certificates for 499,508 Venhold Preferred Shares originally issued in favor of BPC and in the possession of Venhold which will be brought to the Closing by Venhold in accordance with section 4.8.2 above.

                 5.3.2 Execute this Agreement and to deliver three (3) fully executed originals hereof to VI on behalf of Venhold and GS Management.

                 5.3.3 Deliver or cause to be delivered to VI the resignation, substantially in the form attached hereto as Exhibit E, of all officers and directors of Venhold who were selected by or who are representatives of BPC, the names of which officers and directors are set forth in Exhibit E-1 attached hereto.

                 5.3.4 Execute an original letter, substantially in the form attached hereto as Exhibit F, to the office of The Corporate Secretary Limited, Bridgetown, Barbados, the acting corporate secretary and transfer agent of Venhold, (a) informing it of the new directors of Venhold, (b) informing it that BPC no longer has any ownership or other interest in Venhold and (c) instructing it to take any and all further actions with respect to Venhold only from the newly named directors of Venhold.

6. GS Management's Obligations. At Closing, provided that on or before the Closing Date Lindley has complied with each and all of its obligations set forth herein, GS Management shall:

         6.1 Deliver to Lindley originals (where available) or copies of all technical data and reports with respect to the Areas which is set forth in the memorandum from James Kalynchuk of GS Management to Gustavo Galdo of Lindley which is attached hereto as Exhibit G, and which Lindley and BPC hereby acknowledge that they have received and accepted.

         6.2 Execute this Agreement and to deliver three (3) fully executed originals hereof to the Seller Group.

         6.3     Comply, together with Venhold, with the provisions of Sections
4.6 and 4.7 above, and to deliver or cause to be delivered to Lindley all the business and accounting books and records of VenStar and the VenStar Subsidiaries which it has in its possession, if any, which are set forth on Exhibit H attached hereto.





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         6.4     Deliver or cause to be delivered to Lindley statements of all bank accounts of VenStar and VenStar Subsidiaries, as of the most recent date for which such statements have been received, which are set forth on Exhibit I attached hereto. The parties hereto agree and acknowledge that all information and data delivered by GS Management pursuant to paragraphs 6.3 and 6.4 hereof is delivered without warranty of any kind, whether expressed or implied.

         6.5 Deliver or cause to be delivered to Lindley an unaudited, internal income statement and balance sheet for VenStar and each of the VenStar Subsidiaries, current through July 31, 1995.

7.       Termination of Agreements; Releases of Claims.

         7.1 As of the Closing Date, the Stock Purchase Agreement, the Management Agreement, the VenStar SH Agreement and the Venhold SH Agreement are all terminated and of no further force or effect. Immediately following the Closing Date, Lindley will take all steps necessary to terminate the Trust Agreement, as required by the Bank.

         7.2 From and after the Closing Date the Buyer Group and each of them, individually and collectively, and all of their respective past and present directors, officers, shareholders, affiliates, parents, subsidiaries, partners, agents, representatives, attorneys, principals, associates, employees, successors and assigns (collectively, the "Comprehensive Buyer Group") hereby fully, forever and irrevocably release and discharge the Seller Group, and each of them, individually and collectively, and all of their respective past and present directors, officers, shareholders, affiliates, parents, subsidiaries, partners, agents, representatives, attorneys, principals, associates, employees, successors and assigns (collectively, the "Comprehensive Seller Group"), from any and all rights, claims, demands, liabilities, obligations, damages, losses, injuries, actions and causes of action of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore or now existing, or that could, might, or may be claimed to exist, whether known or unknown, suspected or unsuspected, whether based on contract, tort, breach of duty, or other legal or equitable theory of recovery (collectively a "Claim" or the "Claims"), which the Comprehensive Buyer Group, or any of them, has or hereafter may have, or claim or hereafter may claim to have, against the Comprehensive Seller Group, or any of them, which are or have been incurred or sustained by the Comprehensive Buyer Group, or any of them, and occasioned directly or indirectly by an action or omission of the Comprehensive Seller Group, or any them, arising out of or in connection with the Areas, the Rights, the Agreements, the Stock Purchase Agreement, the Management Agreement, the Trust Agreement, the VenStar SH Agreement, the Venhold SH Agreement, or the transactions contemplated by any of the foregoing, except for and excluding any Claim arising out of or based on the fact that any representation or warranty made by the Comprehensive Seller Group, or any of them, in this Agreement is materially untrue as of the Closing.

         7.3 From and after the Closing Date the Comprehensive Seller Group and each of them, individually and collectively, hereby fully, forever and irrevocably release and discharge the Comprehensive Buyer Group, and each of them, individually and collectively, from any and all Claims which the Comprehensive Seller Group, or any of them, has or hereafter may have, or claim or hereafter may claim to have, against the Comprehensive Buyer Group, or any of them, which are or have been incurred or sustained by the Comprehensive Seller Group, or any of them, and occasioned directly or indirectly by an action or omission of the Comprehensive Buyer Group, or any of them, arising out of or in connection with the Areas, the Rights, the Agreements, the Stock Purchase Agreement, the Management Agreement, the Trust Agreement, the VenStar SH Agreement, or the





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transactions contemplated by any of the foregoing, except for and excluding any
Claim arising out of or based on the fact that any representation or warranty made by the Comprehensive Buyer Group, or any of them, in this Agreement is materially untrue as of the Closing.

         7.4 From and after the Closing Date VI, Venhold, GS Management and all of their respective past and present directors, officers, shareholders, affiliates, parents, subsidiaries, partners, agents, representatives, attorneys, principals, associates, employees, successors and assigns (collectively, the "Comprehensive VI Group") hereby fully, forever and irrevocably release and discharge BPC, and all of its past and present directors, officers, shareholders, affiliates, parents, subsidiaries, partners, agents, representatives, attorneys, principals, associates, employees, successors and assigns (collectively, the "Comprehensive BPC Group"), from any and all Claims which the Comprehensive VI Group, or any of them, has or hereafter may have, or claim or hereafter may claim to have, against the Comprehensive BPC Group, or any of them, which are or have been incurred or sustained by the Comprehensive VI Group, or any of them, and occasioned directly or indirectly by an action or omission of the Comprehensive BPC Group, or any them, arising out of or in connection with the Areas, the Rights, the Agreements, the Stock Purchase Agreement, the Management Agreement, the Trust Agreement, the VenStar SH Agreement, the Venhold SH Agreement, or the transactions contemplated by any of the foregoing, except for and excluding any Claim arising out of or based on the fact that any representation or warranty made by the Comprehensive BPC Group, or any of them, in this Agreement is materially untrue as of the Closing.

         7.5 From and after the Closing Date the Comprehensive BPC Group, and each of them, collectively and individually, hereby fully, forever and irrevocably release and discharge the Comprehensive VI Group from any and all Claims which the Comprehensive BPC Group, or any of them, has or hereafter may have, or claim or hereafter may claim to have, against the Comprehensive VI Group, or any of them, which are or have been incurred or sustained by the Comprehensive BPC Group, or any of them, and occasioned directly or indirectly by an action or omission of the Comprehensive VI Group, or any them, arising out of or in connection with the Areas, the Rights, the Agreements, the Stock Purchase Agreement, the Management Agreement, the Trust Agreement, the VenStar SH Agreement, the Venhold SH Agreement, or the transactions contemplated by any of the foregoing, except for and excluding any Claim arising out of or based on the fact that any representation or warranty made by the Comprehensive VI Group, or any of them, in this Agreement is materially untrue as of the Closing.

         7.6 Each of the Comprehensive Buyer Group, the Comprehensive Seller Group, the Comprehensive VI Group and the Comprehensive BPC Group irrevocably covenant and agree that each of them shall forever refrain from initiating, filing, instituting, maintaining or proceeding upon any Claim of any nature whatsoever released in the general releases provided for in this section 7 (the "General Releases"). If an action is brought arising out of an alleged breach of any General Release, the prevailing party in said action will be entitled to recover from the breaching party, in addition to any other relief provided by the law, such costs and expenses as may be incurred by the prevailing party, including court costs and reasonable attorneys' fees and disbursements. Any General Release made herein may be pleaded as a full and complete defense to or be used as the basis for an injunction against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of such General Release.

         7.7 It is understood and agreed that the delivery and acceptance of the General Releases made herein shall not be deemed or construed as an admission of liability by any released party, and





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each such released party hereby expressly denies liability of any nature whatsoever arising from or related to the subject of the General Releases.

8.       Representations and Warranties.

         8.1 Each of the parties to this Agreement represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         8.2 Each of the parties to this Agreement represents and warrants that it has full corporate power to enter into this Agreement and to consummate the transactions contemplated hereby, including the making of the applicable General Release, and that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such party, and that this Agreement is a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

         8.3 Each of the parties to this Agreement represents and warrants that neither the execution and delivery of, nor performance under, this Agreement on the part of such party is prohibited by, conflicts with or requires any authorization, approval or registration under any law, rule, regulation or court order binding upon such party. However, the Venezuelan Ministry of Energy and Mines and Corporacion Venezolana de Guayana may need to be notified of certain changes in ownership. The Comprehensive VI Group shall not have any responsibility or liability for any such notifications which may be required.

         8.4 Each of the parties to this Agreement represents and warrants that it is the owner of, and has not assigned, sold or transferred or otherwise disposed of any Claim released in the applicable General Release made by such party.

         8.5 Each of the parties to this Agreement represents and warrants that it has had the advice of legal counsel of its own choosing in negotiations for the preparation of this Agreement and the applicable General Release of such party, that it has read such General Release and had it fully explained to it by its legal counsel, and that it is fully aware of its content and legal effect.

         The representations and warranties made herein shall survive the Closing Date for a period of one year. Each party hereto shall indemnify and hold the others harmless from and against any loss, cost or expense suffered by them due to the fact that any representation or warranty made by the such party in this Agreement is materially untrue as of the Closing Date.

9.       Miscellaneous Provisions.

         9.1 No party may assign this Agreement or any of its rights and duties hereunder without the prior written consent of the other parties. Subject to this limitation on assignments, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9.2 This Agreement may not be amended nor any provision herein waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the parties claiming the benefit of such amendment or waiver. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, unless otherwise provided in the written waiver.

         9.3 The headings and subheadings contained in this Agreement are for convenience only and shall not control or affect the meaning, construction, or interpretation of any provision hereof.

         9.4 This Agreement constitutes the entire agreement among the parties with respect to the subject matter and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

         9.5 This Agreement shall be construed in accordance with, and governed by, the internal laws of the Republic of Venezuela and the parties hereto agree that this Agreement shall have the binding effect of Res Judicata under Venezuelan law.

         9.6 This Agreement may be executed in counterparts, each of which shall be an original instrument, but all of which together shall constitute one and the same instrument. This Agreement may validly be executed by electronic telecopier or facsimile.

         9.7 Should any provisions of this Agreement, or portions hereof, be found to be invalid by an arbitrator or any court of competent jurisdiction, the remainder of this Agreement shall nonetheless remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, effective as of the date first above written.

                         VENSTAR GOLD LTD. formerly known as
                         GAZARA LIMITED

                         By:          /s/ David K. Fagin
                         Title:       Chairman


                         VENHOLD INVESTMENTS (1994) LTD.

                         By:          /s/ David K. Fagin
                         Title:       Director

                         LINDLEY ASSOCIATED S.A.

                         By:          /s/ Gustavo Galdo
                         Title:       Attorney in Fact


                         BPC CORP.

                         By:          /s/ Gustavo Galdo
                         Title:       Attorney in Fact

                            GOLDEN STAR MANAGEMENT LTD.

                            By:      /s/ David K. Fagin
                            Title:   Chairman


                            GENERAL MINING DE GUAYANA C.A.

                            By:      /s/ Johnny Perez-Canto
                            Title:   Director


                            KRYSOS MINING S.A.

                            By:      /s/ Johnny Perez-Canto
                            Title:   Director


                            SERVICIOS CONSULTMIN S.A.

                            By:      /s/ Johnny Perez-Canto
                            Title:   Director


                            GENVEN HOLDINGS LTD.

                            By:      /s/ David K. Fagin
                            Title:   Chairman

                            KRYSVEN HOLDINGS LTD.

                            By:      /s/ David K. Fagin
                            Title:   Chairman


                            CONSULTVEN HOLDINGS LTD.

                            By:      /s/ David K. Fagin
                            Title:   Chairman


                            VENEZUELA INVESTMENTS LTD.

                            By:      /s/ David K. Fagin
                            Title:   Chairman

                                  EXHIBIT A-1

                 Form of Resignation of Officers and Directors of Bahamas Companies Representing Buyer Group


______________, 1996

Board of Directors
______________________


______________________


______________________



Gentlemen:

The undersigned hereby resign any position they held as an officer and/or member of the Board of Directors of ____________, effective as of the date of this letter and hereby acknowledge that they have no claim for compensation for loss of office or otherwise.

                                        Sincerely,


                                        ______________________


                                        ______________________


                                        ______________________

                                  EXHIBIT A-2

                 Form of Resignation of Officers and Directors
                of Venezuelan Companies Representing Buyer Group

                                  EXHIBIT A-3

Names of Officers and Directors Representing VI (through Venhold) and Affiliates

VenStar:
Directors:       David Fagin, David Fennell, Hilbert Shields, Richard Stark,
                 Jean Pierre Lefebvre, Roger Morton
Officers:        David Fagin, Chairman & CEO, David Fennell, President, Hilbert
                 Shields, Managing Director and Secretary, Louis Peloquin,
                 Vice President & General Counsel, Christopher Taylor, Vice
                 President of Finance

KrysVen:
-------
Directors:       David Fagin, David Fennell, Hilbert Shields, Richard Stark,
                 Jean Pierre Lefebvre, Roger Morton
Officers:        David Fagin, Chairman & CEO, David Fennell, President, Hilbert
                 Shields, Managing Director and Secretary, Christopher Taylor,
                 Vice President of Finance

GenVen:
------
Directors:       David Fagin, David Fennell, Hilbert Shields, Richard Stark,
                 Jean Pierre Lefebvre, Roger Morton
Officers:        David Fagin, Chairman & CEO, David Fennell, President, Hilbert
                 Shields, Managing Director and Secretary, Christopher Taylor,
                 Vice President of Finance

ConsultVen:
----------
Directors:       David Fagin, David Fennell, Hilbert Shields, Richard Stark,
                 Jean Pierre Lefebvre, Roger Morton
Officers:        David Fagin, Chairman & CEO, David Fennell, President, Hilbert
                 Shields, Managing Director and Secretary, Christopher Taylor,
                 Vice President of Finance

Krysos:
------
Directors Principales:    Hilbert Shields (Presidente), Yoshiaki Odan (Vice
                          Presidente), James Kalynchuk
Directors Suplentes:      David Fagin, David Fennell, Misael Villafuerte

General:
-------
Directors Principales:    Hilbert Shields (Presidente), Yoshiaki Odan (Vice
                          Presidente),  James Kalynchuk
Directors Suplentes:      David Fagin, David Fennell, Misael Villafuerte

Consultmin:
----------
Directors Principales:    Hilbert Shields (Presidente), Yoshiaki Odan (Vice
                          Presidente),  James Kalynchuk
Directors Suplentes:      David Fagin, David Fennell, Misael Villafuerte

                                   EXHIBIT B

    Form of Letter to Bank re: delivery of VenStar Common Shares to Lindley

                          [TO BE PROVIDED BY LINDLEY]
                                   EXHIBIT C

                Form of Letter from Venhold and BPC to Corporate
                     Secretary and Transfer Agent of VenStar

______________, 1996

Coopers & Lybrand
Charlotte House, 2nd Floor
Charlotte Street
P.O. Box No. 596
Nassau, N.P. Bahamas
Telecopier No. (809) 326-7668
Telephone No. (809) 322-1061
Attention:  Mr. John Ranson or Ms. Dorothy Fox

     Change of Ownership and Control of  VenStar Gold Ltd. (the "Company")

Gentlemen:

Please be informed that the ownership and control of the Company has recently changed. As of ___________, 1996, Venhold Investments (1994) Ltd. ("Venhold") no longer has any share ownership interest in of any kind in the Company and David Fagin, David Fennell, Hilbert Shields, Richard Stark, Jean Pierre Lefebvre, Roger Morton, Louis Peloquin and Christopher Taylor have resigned and are no longer officers or directors of the Company. Copies of the said resignations are attached hereto.

As of the date specified above, the shareholder(s) of the Company is/are:

           Lindley Associated S.A.,
           a British Virgin Islands corporation ("Lindley") and

           BPC Corp., a British Virgin Islands corporation

and the officers and/or directors of the Company are:

           ___________________________

           ___________________________

           ___________________________

           ___________________________.

Henceforth, you are hereby instructed to take any and all further actions with respect to the Company only from the new directors or officers thereof, or designated representatives of Lindley (the sole shareholder), as set forth herein.

Thank you for your prompt assistance in this matter.

                        Sincerely,

                        VENHOLD INVESTMENTS (1994) LTD.

                        By:
                        Title:


                        LINDLEY ASSOCIATED S.A.

                        By:
                        Title:


                        BPC CORP.

                        By:
                        Title:

                                  EXHIBIT D-1

       Documents to be Delivered for VenStar and the VenStar Subsidiaries

                                  EXHIBIT D-2

                 Form of Letter from Coopers & Lybrand, Bahamas

                                   EXHIBIT E

   Form of Resignation of Officers and Directors of Venhold Representing BPC

_____________, 1996

Board of Directors

________________

________________

________________

Gentlemen:

The undersigned hereby resign any position they hold as an officer and/or member of the Board of Directors of Venhold Investments (1994) Ltd., a Barbados corporation, effective as of the date of this letter and hereby acknowledge that they have no claim for compensation for loss of office or otherwise.

                                    Sincerely,


                                    ______________________
                                    Fernando Perez Canto

                                    ______________________
                                    Carlos Behrens

                                  EXHIBIT E-1

         Names of Officers and Directors of Venhold Representing BPC

               Directors: Fernando Perez Canto, Carlos Behrens

                                   EXHIBIT F
  Form of Letter from BPC to Corporate Secretary and Transfer Agent of Venhold

_____________, 1996

The Corporate Secretary Limited
Whitepark House
White Park Road
Bridgetown, Barbados
Telecopier No. (809) 436-7887
Telephone No. (809) 427-8617
Attention:  Ms. Mary Ellen Bourque

Change of Ownership and Control of Venhold Investments (1994) Ltd. (the "Company") Gentlemen:

Please be informed that the ownership and control of the Company has recently changed. As of ___________, 1996, BPC Corp. no longer has any share ownership interest in of any kind in the Company and Fernando Perez Canto and Carlos Behrens have resigned and are no longer officers or directors of the Company. Copies of the said resignations are attached hereto.

As of the date specified above, the shareholder(s) of the Company is/are:

          Venezuela Investments Ltd., a Barbados corporation ("VI")

and the new officers and/or directors of the Company which well replace Messrs. Perez Canto and Behrens, if any, will be duly elected and notified to you by
VI. Henceforth, you are hereby instructed to take any and all further actions with respect to the Company only from the new directors or officers thereof, or designated representatives of VI (the sole shareholder), as set forth herein.

Thank you for your prompt assistance in this matter.

                                 Sincerely,

                                 VENHOLD INVESTMENTS (1994) LTD.

                                 By:
                                 Title:

                                 BPC CORP.

                                 By:
                                 Title:

                                   EXHIBIT G

       Technical Reports and Information to be Delivered by GS Management

                                   EXHIBIT H

    List of Original Business and Accounting Books and Records of VenStar and VenStar Subsidiaries in Possession of Venhold

         1.      VenStar Gold - GS Management has the following information:

                 A.       VenStar financial statements
                 B. VenStar consolidation file, including trial balances and journal entries
                 C. Supporting invoices for all transactions entered into by VenStar, or Golden Star Management for the benefit of VenStar
                 D. Computer files utilized in the management of VenStar financial affairs
                 E.       Share Capital Listing
                 F.       Summary of Cash Calls
                 G. Copies of all bank statements, wire transfers and check stock

         2. GenVen, KrysVen, ConVen - GS Management has copies of trial balances and journal entries available for review which will be delivered at the Closing.

                                   EXHIBIT I

                             List of Bank Accounts

         During the term of the agreements, GS Management has opened one bank account for VenStar and no accounts for KrysVen, GenVen and ConVen.

                          Gazara Limited
                          Account # (see original document for this number) Norwest Bank Colorado
                          Denver, Colorado
                          Funds Transfer Department
                          ABA Transit Routing Number: (see original document for this number)
                          Telephone: (303) 863-6117

Immediately after Closing, this account, which currently has a zero balance, will be closed.